UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2007

Fifth Third Auto Trust 2004-A

(Issuer of Securities)

Citigroup Vehicle Securities Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-105855	45-0518753
(State or other jurisdiction of Incorporation)	(Commission File Number)	(Registrants’ I.R.S. Employer Identification Nos.)

390 Greenwich Street, New York, New York 10013

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 816-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On June 1, 2004, Fifth Third Auto Trust 2004-A, a Delaware statutory trust (the “Issuer”), and The Bank of New York, as indenture trustee (the “Indenture Trustee”), entered into an Indenture (the “Indenture”) pursuant to which the Issuer issued the Class A-1 Auto Loan Asset Backed Notes, the Class A-2 Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes, the Class A-4 Auto Loan Asset Backed Notes and the Class B Auto Loan Asset Backed Notes (collectively, the “Notes”). Under the Indenture, the Issuer granted a security interest in its property to the Indenture Trustee to secure its obligations under the Notes.

Pursuant to the Sale and Servicing Agreement dated as of June 1, 2004 (the “Sale and Servicing Agreement”) by and among the Issuer, the Indenture Trustee, Citigroup Vehicle Securities Inc. (the “Depositor”), Fifth Third Auto Funding LLC (the “Seller”) and Fifth Third Bank, an Ohio banking corporation (the “Ohio Bank”), the Ohio Bank has the right to purchase the Issuer’s trust estate from the Issuer on any payment date if, either before or after giving effect to any payment of principal required to be made on such payment date, the aggregate net pool balance of the receivables is less than or equal to 10% of the initial net pool balance (the “Optional Purchase”). The Ohio Bank is the servicer of the Issuer’s receivables under the Sale and Servicing Agreement. The Ohio Bank elected to exercise the Optional Purchase on October 22, 2007.

Upon exercise of the Optional Purchase and in accordance with the terms of the Indenture and the Sale and Servicing Agreement, the Ohio Bank purchased the Trust Estate for $67,802,690 and the Issuer used the proceeds of the Optional Purchase and the amounts on deposit in its collection account to redeem the Notes on October 22, 2007. Upon redemption of the Notes and satisfaction of the other terms and conditions of the Indenture, the Indenture Trustee released the lien of the Indenture and discharged the Indenture (other than with respect to certain rights and obligations that survive the satisfaction and discharge of the Indenture pursuant to the terms of the Indenture). The Issuer will dissolve upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Issuer’s trust estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and the trust agreement and the discharge of the Indenture.

There are no prepayment or other penalties under the Indenture, Sale and Servicing Agreement or related documents in connection with the Optional Purchase and redemption of the Notes.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description set forth above under Item 1.02 of this Report is hereby incorporated by reference.

Item 8.01.	Other Events.

On October 22, 2007 the Indenture Trustee made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to the Fifth Third Auto Trust 2004-A. A copy of this Servicer Certificate, which relates to the October 22, 2007 monthly payment and the Collection Period ended September 30, 2007 provided to The Bank of New York, as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description
99.1	Fifth Third Auto Trust 2004-A Servicer Certificate for the Collection Period ended September 30, 2007 provided to The Bank of New York, as indenture trustee. (Filed with this report)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the date indicated.

Dated: October 22, 2007	Fifth Third Auto Trust 2004-A

	By:	Fifth Third Bank, an Ohio banking corporation, as Servicer

	By:	/s/ Joe Knapp
	Name:	Joe Knapp
	Title:	Vice President – Capital Markets Accounting